Exhibit 99.2

Winston Hotels, Inc. 2626 Glenwood Avenue • Suite 200 Raleigh, North Carolina 27608 www.winstonhotels.com NYSE: WXH
FOR FURTHER INFORMATION:

WINSTON HOTELS:	DALYGRAY:
Patti L. Bell	Jerry Daly or Carol McCune
Assistant Vice President	(703) 435-6293
Investor Relations & Administration	(jerry@dalygray.com, carol@dalygray.com)
(919) 510-8003
pbell@winstonhotels.com
For Immediate Release
Winston Hotels Agrees to be Acquired by Inland American Real Estate Trust, Inc.
     RALEIGH, N.C., April 3, 2007 — Winston Hotels, Inc. (NYSE: WXH), a real estate investment trust and owner of premium limited-service, upscale extended-stay and full-service hotels, today announced that it has entered into a definitive agreement and plan of merger pursuant to which Inland American Real Estate Trust, Inc. has agreed to purchase 100% of the outstanding shares of common stock and Series B preferred stock of the company. In the merger, each share of company common stock will be converted into the right to receive $15.00 in cash, regardless of any fees payable in connection with Winston Hotels’ previously terminated merger agreement. Pursuant to the terms of the agreement and plan of merger with Inland American, dividends will not be paid on the common stock. In addition, each share of company Series B preferred stock will be converted into the right to receive $25.44 per share (or $25.38 per share if the effective time of the merger occurs after June 30, 2007 and on or prior to September 30, 2007) in cash, plus any accrued and unpaid dividends as of the effective time of the merger. Inland American intends to fund the merger consideration with cash on hand, and the completion of the merger is not subject to any financing or refinancing contingency.
     The company’s board of directors, upon the recommendation of a special committee of its independent directors, unanimously approved the merger agreement and will recommend approval of the merger by the company’s common stockholders. The common stockholders will be asked to vote on the proposed transaction at a special meeting that will be held on a date to be announced. The merger is expected to close in the third quarter of 2007, subject to receipt of stockholder approval and other customary closing conditions. Upon the closing of the transaction, Winston Hotels will have no publicly traded securities.
     The company does not expect the merger to affect the employees managing and overseeing the day-to-day operations of the company’s hotels.
     “The Board of Directors and the special committee of outside directors are pleased that the sale process has been structured in a manner that they believe provides the opportunity for the greatest benefit to our shareholders,” said Robert W. Winston III, chief executive officer. Joseph V. Green, president and chief financial officer, added, “The increased purchase price per share of common stock validates the momentum that we believe not only is behind our portfolio but also all of our growth strategies.”
     Lehman Brothers Inc. acted as exclusive financial advisor and Wyrick Robbins Yates & Ponton LLP acted as counsel to the special committee of the company’s board of directors. JF Capital Advisors LLC acted as financial advisor and Hunton & Williams LLP acted as counsel to the company. Raymond James acted as exclusive financial advisor and DLA Piper US LLP and Shefsky & Froelich Ltd. acted as counsel to the buyer.
About Inland American Real Estate Trust, Inc.
     Inland American Real Estate Trust, Inc. is a real estate investment trust focused on the acquisition and ownership of a diversified portfolio, including retail, office, multi-family and industrial properties within the United States and Canada, either directly, or by acquiring REITs or other “real estate operating companies”. Inland American is one of four REITs that are, or have been, sponsored by affiliates of The Inland Real Estate Group of Companies, Inc. For further information regarding Inland American Real Estate Trust, Inc., please refer to the company website at www.inland-american.com
About Winston Hotels
     As of December 31, 2006, Winston Hotels owned or was invested in 53 hotel properties in 18 states, having an aggregate of 7,205 rooms. This included 44 wholly owned properties with an aggregate of 6,013 rooms, a 41.7% ownership interest in a joint venture that owned one hotel with 121 rooms, a 60% ownership interest in a joint venture that owned one hotel with 138 rooms, a 49% ownership interest in a joint venture that owned one hotel with 118 rooms, a 48.78% ownership interest in a joint venture that owned one hotel with 147 rooms, a 13.05% ownership interest in a joint venture that owned four hotels with an aggregate of 545 rooms, and a 0.21% ownership interest in a joint venture that owned one hotel with 123 rooms for which substantially all of the profit or loss generated by the joint venture is allocated to the company. As of December 31, 2006, the company also had $52.1 million in loan receivables from owners of several hotels. The company does not hold an ownership interest in any of the hotels for which it has provided debt financing. For more information about Winston Hotels, Inc., visit the company’s web site at www.winstonhotels.com.
Additional Information about the Merger and Where to Find It
     In connection with the proposed merger, the company will file relevant materials with the Securities and Exchange Commission, including a proxy statement. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE BUYER AND THE MERGER. The proxy statement and other relevant materials (when they become available) and any other documents filed by the company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the company by contacting the company’s Investor Relations at (919) 510-8003 or accessing the company’s investor relations website. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.
The company and the buyer and their respective executive officers, directors, and employees may be deemed to be participating in the solicitation of proxies from the security holders of the company in connection with the merger. Information about the executive officers and directors of the company and the number of company common shares beneficially owned by such persons is set forth in the proxy statement for the company’s 2006 Annual Meeting of Shareholders, which was filed with the SEC on March 17, 2006, and the company’s Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 16, 2007. Investors and security holders may obtain additional information regarding the direct and indirect interests of the company and the buyer and their respective executive officers, directors and employees in the merger by reading the proxy statement regarding the merger when it becomes available.
Cautionary Note Regarding Forward Looking Statements
Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the outcome of any legal proceedings that have been or may be instituted against the company; (iii) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the merger; (iv) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (v) the ability to recognize the benefits of the merger; and (vi) the amount of the costs, fees, expenses and charges related to the merger. Although the company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. For a further discussion of these and other factors that could impact the company’s future results, performance, achievements or transactions, see the documents filed by the company from time to time with the Securities and Exchange Commission, and in particular the section titled, “Item 1A, Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006 filed on March 16, 2007. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.